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                      CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
ARK Funds



We consent to the use of our report dated May 29, 1998, incorporated by reference herein and to the references to our Firm under the captions "Financial Highlights" in the prospectuses and "Independent Auditors" in the statement of additional information.



                                       /s/ KPMG Peat Marwick LLP

                                           KPMG Peat Marwick LLP
Boston, Massachusetts
July 22, 1998